EXHIBIT 10.34

STATER BROS. HOLDINGS, INC.

SECOND SUPPLEMENTAL INDENTURE

with respect to:

10 ¾% Senior Notes due 2006

THE BANK OF NEW YORK

Trustee

     SECOND SUPPLEMENTAL INDENTURE, dated as of May 27, 2004 (the “Supplemental Indenture”) between Stater Bros. Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 21700 Barton Road, Colton, California 92324, and The Bank of New York, as successor in interest to IBJ Whitehall Bank & Trust Company, as Trustee (herein called the “Trustee”), for the Company’s 10¾% Senior Notes due 2006 (the “Securities”).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 6, 1999, as amended by the First Supplemental Indenture between the Company and the Trustee, dated as of January 11, 2002 (as amended, the “Indenture”), under which the Securities in the aggregate principal amount of $450,000,000 were issued and of which $449,750,000 are outstanding. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Indenture.

     WHEREAS, the Company has offered to purchase all of the Securities (the “Offer”) and has solicited the consents (the “Solicitation”) to certain amendments to the Indenture pursuant to the Company’s Consent Solicitation and Offer to Purchase dated May 14, 2004.

     WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent of the Holders of a majority in principal amount of the Securities to the proposed amendments to such Indenture.

     WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a Board Resolution and simultaneously herewith the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied.

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

     Section 1.1 Subject to the provisions of Section 2.1 hereof, (A) the following Sections of the Indenture are deleted in their entirety: Section 3.09 – Offer to Purchase By Application of Excess Proceeds; Section 4.03 – Reports; Section 4.05 – Taxes; Section 4.07 – Restricted Payments; Section 4.08 – Dividend and Other Payment Restrictions Affecting Subsidiaries; Section 4.09 – Incurrence of Indebtedness and Issuance of Preferred Stock; Section 4.10 – Asset Sales; Section 4.11 – Transactions with Affiliates; Section 4.12 – Liens; Section 4.14 – Offer to Repurchase Upon Change of Control; Section 4.15 – Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries (Other than an Unrestricted Subsidiary); Section 4.16 – Limitation on Issuances of Guarantees of Indebtedness; Section 4.17 – Designation of Restricted and Unrestricted Subsidiaries; Section 5.01 – Merger, Consolidation, or Sale of Assets; and subsections (iii), (v) and (vi) of Section 6.01 – Events of Default and (B) the corresponding provisions of the Securities are deleted in their entirely.

     Section 1.2. Any definitions used exclusively in the deleted provisions of the Indenture set forth in Section 1.1, and all references to such deleted provisions, are hereby deleted in their entirety from the Indenture.

ARTICLE TWO

     Section 2.1 Effective Date of This Supplemental Indenture.

          This Supplemental Indenture shall be effective as of the date first written above at and after such time as the Company has delivered to the Trustee evidence of consent from the Holders of at least a majority in principal amount of the Securities then outstanding. The terms of this Supplemental Indenture will become operative only upon acceptance for purchase by the Company of Securities validly tendered (and not validly withdrawn) pursuant to the terms of the Offer.

     Section 2.2 Indenture Ratified.

          Except as hereby otherwise expressly provided, the Indenture, as modified by this Supplemental Indenture, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 2.3 Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 2.4 Trustee Not Responsible.

          The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     Section 2.5 Definitions and Terms.

          Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

     Section 2.6 Supplemental Indenture is an Indenture.

          This Supplemental Indenture is an amendment to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall be read together from and after the effectiveness of this Supplemental Indenture.

     Section 2.7 Governing Law.

          This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

STATER BROS. HOLDINGS, INC.
By:
Name:	Phillip J. Smith
Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK
By:
Name:
Title: